CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the registration statements on Form S-3 (File Nos. 333-150949, 333-159892 and 333-163388) of our report dated December 21, 2009, relating to the balance sheet of Inner Mongolia Yongye Biotechnology Company, Ltd. As of December 31, 2008 and the related statement of operations and comprehensive income, statement of changes in shareholders' equity and statement of cash flows for the year then ended.

/s/Bernstein & Pinchuk LLP

New York, NY
January 4, 2010